Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints CURTIS M. STEVENS and JEFFREY D. POLOWAY, and each of them, the person's true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Louisiana-Pacific Corporation, a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 10,000,000 shares of the Corporation's common stock, to be issued to participants in the Corporation's Salaried 401(k) and Profit Sharing Plan and its Hourly 401(k) and Profit Sharing Plan, together with an indeterminate amount of interests in such plans, and any and all amendments thereto (including post-effective amendments). Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as the person could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 12th day of December, 2008.

Signature	Title

/s/ Richard W. Frost
Richard W. Frost	Chief Executive Officer and Director

/s/ Curtis M. Stevens
Curtis M. Stevens	Executive Vice President, Administration and Chief Financial Officer

/s/ Jeffrey D. Poloway
Jeffrey D. Poloway	Corporate Controller

/s/ E. Gary Cook
E. Gary Cook	Chairman of the Board

/s/ Archie W. Dunham
Archie W. Dunham	Director

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/s/ Daniel K. Frierson
Daniel K. Frierson	Director

/s/ Lizanne C. Gottung
Lizanne C. Gottung	Director

/s/ Kurt M. Landgraf
Kurt M. Landgraf	Director

/s/ Dustan E. McCoy
Dustan E. McCoy	Director

/s/ Colin D. Watson
Colin D. Watson	Director

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